Exhibit 99.1

SETTLEMENT AGREEMENT

Settlement Agreement, dated as of February 13, 2006 (including the exhibits hereto, the “Agreement”), by and among Karpus Management, Inc. (d/b/a Karpus Investment Management), its directors, officers and all of its respective Affiliates (as defined herein) (collectively, “KIM”) and Salomon Brothers Inflation Management Fund Inc. (“IMF”).

WHEREAS, IMF is a closed-end management investment company registered under the 1940 Act (as defined below);

WHEREAS, KIM is the Beneficial Owner (as defined below) of 403,432 shares of common stock of IMF representing approximately 4.19% of the outstanding shares of common stock of IMF;

WHEREAS, IMF is in the process of soliciting proxies from its shareholders for an annual meeting of shareholders to be held on February 27, 2006 (as adjourned or postponed from time to time, the “Annual Meeting”) to consider the election of two directors nominated by the Board of IMF and to transact such other business as may properly come before the Annual Meeting (the “Management Proxy Solicitation”) and IMF will be soliciting proxies from its shareholders for a special meeting of shareholders (the “Special Meeting”) to consider the approval of a new management agreement between IMF and Salomon Brothers Asset Management Inc (“SBAM”) (the “Management Agreement”) and to transact such other business as may properly come before the Special Meeting (the “Management Special Proxy Solicitation”);

WHEREAS, KIM previously solicited against the approval of the management agreement with SBAM (the “Original Shareholder Proxy Solicitation”) and has filed a preliminary proxy statement to solicit proxies from the shareholders of IMF for the Annual Meeting to vote on the election of two directors nominated by KIM to serve as directors of IMF (the “Shareholder Proxy Solicitation” and, together with the Original Shareholder Proxy Solicitation, Management Proxy Solicitation and Management Special Proxy Solicitation, the “Proxy Solicitations”); and

WHEREAS, the parties wish to set forth their understanding and agreement with respect to the settlement of the Proxy Solicitations.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Certain Defined Terms.

For purposes of this Agreement:

“1933 Act” means the Securities Act of 1933, as amended, and the applicable rules and regulations promulgated thereunder by the SEC (as defined below) and interpretive guidance issued thereunder by the SEC staff.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder by the SEC and interpretive guidance issued thereunder by the SEC staff.

“1940 Act” means the Investment Company Act of 1940, as amended, and the applicable rules and regulations promulgated thereunder by the SEC and interpretive guidance issued thereunder by the SEC staff.

“Affiliate,” has the meaning set forth in Rule 405 promulgated by the SEC (as defined below) under the 1933 Act.

“Associate” has the meaning set forth in Rule 12b-2 promulgated by the SEC (as defined below) under the 1934 Act, except that a passive investment in a Person (as defined below) that is not controlled or managed shall not be deemed to make that Person an Associate of another Person.

“Beneficial Owner” and “Beneficially Own” have the meanings set forth in Rule 13d-3 promulgated by the SEC (as defined below) under the 1934 Act.

“Effective Period” means the period from the date of this Agreement through the fifth (5th) anniversary of this Agreement.

“Governmental Entity” means any foreign, federal, state, or local government or regulator or any court, arbitrator, administrative agency, or commission or other governmental or regulatory authority, official or agency (including a stock exchange or other self-regulatory body).

“Person” has the meaning set forth in Section 2(a)(28) of the 1940 Act.

“SEC” means the United States Securities and Exchange Commission or any successor entity.

“Shares” means any shares of common stock of IMF, or any securities convertible into or exchangeable or exercisable for any securities of IMF, or which, upon redemption thereof could result in the receipt of any shares of IMF, or options, warrants, contractual rights or other rights of any kind to acquire or vote any securities of IMF, including any security which such common stock is converted into, exchanged for, exercised for or replaced with in connection with any reorganization whatsoever of IMF, including any change of organizational form.

“Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, hypothecation, encumbrance, assignment, constructive sale, or other disposition of such security or the Beneficial Ownership thereof (including by operation of law), or the entry into of any agreement to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security.

Section 2. Conditions

The obligations of IMF relating to the Tenders as provided in Section 3 of this Agreement are subject to the performance by KIM of each and every one of its covenants and other obligations hereunder and (a) to the approval, prior to April 29, 2006 of the Management Agreement at the Special Meeting; and (b) to the termination of the Shareholder Proxy Solicitation. The obligations of KIM hereunder are subject to the performance by IMF of each and every one of its covenants and other obligations hereunder.

Section 3. Tenders by IMF

On the basis of the representations, warranties and agreements set forth herein and subject to performance by KIM of its covenants and other obligations hereunder and the other conditions set forth herein: (a) IMF hereby covenants and agrees to commence a tender offer prior to June 30, 2006 for up to 10% of the then outstanding common shares of IMF at a price equal to at least 98% of the net asset value of IMF’s common shares as determined as of the close of the regular trading session of the New York Stock Exchange on the date the tender offer expires and (b) IMF hereby covenants and agrees to (i) commence a tender offer prior to December 31, 2006 for up to 5% of the then outstanding common shares of IMF at a price equal to at least 98% of the net asset value of IMF’s common shares as determined as of the close of regular trading sessions of the New York Stock Exchange on the date the tender offer expires, if during the 12 calendar weeks prior to the end of the third calendar quarter of 2006, the common shares of IMF have traded on the New York Stock Exchange at an average discount from net asset value of more than 5% as of the last trading day in each week during such 12-week period and (ii) commence a tender offer in each of the second and fourth calendar quarters of 2007 and the second calendar quarter of 2008 for up to 5% of the then outstanding common shares of IMF at a price equal to at least 98% of the net asset value of IMF’s common shares as determined as of the close of regular trading sessions of the New York Stock Exchange on the date the tender offer expires, if during the 12 calendar weeks prior to the end of the first and third calendar quarters of 2007 and first calendar quarter of 2008, respectively, the common shares of IMF have traded on the New York Stock Exchange at an average discount from net asset value of more than 5% as of the last trading day in each week during such 12 week period. Each such tender offer is referred to as a “Tender” and such tender offers are collectively referred to herein as the “Tenders.”

Although the Board of Directors of IMF has committed to the Tenders under the circumstances set forth above, IMF will not commence a Tender or accept tenders of IMF’s common shares during any period when (a) such transactions, if consummated, would (i) result in the delisting of IMF’s shares from the New York Stock Exchange or (ii) impair IMF’s status as a regulated investment company under the Internal Revenue Code of 1986, as amended (which would make IMF a taxable entity, causing IMF’s income to be taxed at the fund level in addition to the taxation of shareholders who receive distributions from IMF); (b) there is any (i) legal or regulatory action or proceeding instituted or threatened challenging such transaction, (ii) suspension of or limitation on prices for trading securities generally on the New York Stock Exchange or other national securities exchange(s), or the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market System, (iii) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States or New York State, (iv) limitation affecting IMF imposed by federal or state authorities on the extension of credit by lending institutions or (v) outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the good faith judgment of the Board of Directors of IMF, impractical or inadvisable to proceed with the Tenders; or (c) the Board of Directors of IMF determines in good faith that effecting any such transaction would constitute a breach of its fiduciary duty owed to IMF or its shareholders. IMF will commence any Tender delayed by the pendency of any of the above described events within 30 days of the termination of such delaying event.

Section 4. Voting

4.1 KIM will terminate and take all actions to discontinue the Shareholder Proxy Solicitation within two (2) days of the date of this Agreement, including issuing a press release as provided in Section 6.1(b) and filing a copy of such press release with the SEC. KIM covenants and agrees with IMF that at the Annual Meeting (or at any postponement or adjournment thereof), KIM will (x) appear at the meeting or otherwise cause all Shares it Beneficially Owned as of the record date for the Annual Meeting to be counted as present thereat for purposes of calculating a quorum, (y) vote or cause to be voted at the meeting all of the Shares Beneficially Owned as of the record date for the Annual Meeting by KIM (i) in favor of the Management Proxy Solicitation and (ii) against any proposal made in opposition to, or in competition or inconsistent with, the Management Proxy Solicitation and (z) generally cooperate with IMF in the Management Proxy Solicitation.

4.2 KIM covenants and agrees with IMF that at the Special Meeting (or at any postponement or adjournment thereof), KIM will (x) appear at the meeting or otherwise cause all Shares it Beneficially Owned as of the record date for the Special Meeting to be counted as present thereat for purposes of calculating a quorum, (y) vote or cause to be voted at the meeting all of the Shares Beneficially Owned as of the record date for the Special Meeting by KIM (i) in favor of the Management Special Proxy Solicitation and (ii) against any proposal made in opposition to, or in competition or inconsistent with, the Management Special Proxy Solicitation and (z) generally cooperate with IMF in the Management Special Proxy Solicitation.

Section 5. Additional Agreements.

5.1 Except as expressly set forth in this Agreement, KIM covenants and agrees with IMF that through the termination of the Effective Period it will not, and will cause its Affiliates and Associates not to, directly or indirectly, alone or in concert with others, unless specifically requested in writing by the Chairman and President of IMF or by a resolution of a majority of the Directors of IMF, take any of the actions set forth below (or take any action that would require IMF to make an announcement regarding any of the following):

(a) effect, seek, offer, engage in, propose (whether publicly or otherwise) or cause or participate in, or assist any other Person to effect, seek, engage in, offer or propose (whether publicly or otherwise) or participate in (other than as specifically contemplated by this Agreement) any “solicitation” of “proxies” (as such terms are defined in the rules and regulations promulgated under the 1934 Act but without regard to the exclusion set forth in Rule 14a-

1(l)(2)(iv) from the definition of “solicitation”), whether or not relating to the election or removal of Directors, with respect to IMF or any action resulting in KIM or any of its Affiliates or Associates becoming a “participant” in any “election contest” (as such terms are defined in the rules and regulations promulgated under the 1934 Act) with respect to IMF;

(b) propose any matter for submission to a vote of shareholders of IMF;

(c) grant any other proxy with respect to any Shares of IMF (other than to its Affiliates or the Chairman and President of IMF, as the case may be);

(d) execute any written consent with respect to any Shares;

(e) form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any Shares or deposit any Shares in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares or other agreement having similar effect (in each case except between KIM and its Affiliates);

(f) seek, alone or in concert with others, (i) to call a meeting of shareholders of IMF; (ii) representation on the Board of Directors of IMF; (iii) the removal of any member of the Board of Directors of IMF; or (iv) to control or influence the management or policies of IMF; or

(g) except as specifically contemplated by this Agreement, enter into any discussions, negotiations, arrangements or understandings with any Person with respect to any of the foregoing, or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing (in each case except between KIM and its Affiliates).

5.2 KIM covenants and agrees that during the Effective Period it will not, and will cause its Affiliates and Associates not to (and will not advise, assist or encourage others to), vote against any persons proposed by management for election as Directors of IMF or vote against any proposal proposed by management to the shareholders of IMF. KIM covenants and agrees that during the Effective Period it will, and will cause its Affiliates and Associates to, vote in favor of any persons proposed by management for election as Directors of IMF and vote in favor of any proposal proposed by management to the shareholders of IMF.

Section 6. Press Release; Public Statements.

6.1 KIM and IMF covenant and agree that within one day of the date of this Agreement:

(a) IMF will issue a press release announcing its intention to commence the Tenders, subject to shareholder approval of the Management Agreement and the other conditions set forth herein and regarding the terms of this Agreement in substantially the form attached as Exhibit A hereto.

(b) KIM will issue a press release supporting the election of the two directors nominated by the Board of IMF at the Annual Meeting and approval of the Management Agreement at the Special Meeting, recommending that shareholders vote in favor of election of the directors and the approval of the Management Agreement, indicating that KIM is terminating the Shareholder Proxy Solicitation and will not vote any proxies that it may have received relating to the Shareholder Proxy Solicitation and regarding the terms of this Agreement in substantially the form attached as Exhibit B hereto.

6.2 IMF may include in any solicitation material relating to the Management Proxy Solicitation any statement by KIM appearing in the press release issued by KIM under Section 6.1.

6.3 During the Effective Period, each of KIM and IMF agrees that it will not, and will cause its respective Affiliates not to, directly or indirectly, make any public statement, disclosure or publication (including any comments made off-the record or not-for-attribution to any news organizations or other members of the press), or any registration or filing with any Governmental Entity relating to the other party or any of the transactions contemplated hereby; provided, however, that the foregoing will not preclude (a) communications or disclosures required of a party hereto by law or any Governmental Entity or requested by any Governmental Entity with appropriate jurisdiction, or (b) the delivery by any party hereto of a copy of the press releases referred to in Section 6.1 or this Agreement to any person. Notwithstanding the provisions of this Section 6.3, nothing in this Agreement shall prevent IMF from soliciting IMF shareholders with respect to the Management Proxy Solicitation or the Management Special Proxy Solicitation.

Section 7. Mutual Release.

The parties hereby mutually release and discharge each other party, including each party’s divisions, parents, affiliates, agents and each of their current or former officers, directors, employees, representatives and agents, from any and all claims whatsoever, which either party ever had based on any matter or thing done or omitted by either party prior to the date of this Agreement, whether known or unknown, accrued or contingent. Notwithstanding anything contained in this Agreement, the parties agree that no party is prohibited from enforcing the terms and obligations of this Agreement or obtaining relief for breach thereof.

Section 8. Fees, Costs and Expenses.

Upon termination of the Shareholder Proxy Solicitation and within one day of the approval of the Management Agreement, the Fund shall pay or cause to be paid to KIM $130,000 for fees, costs and expenses incident to the Original Shareholder Proxy Solicitation, upon delivery to IMF of an accounting of such costs in a form reasonably satisfactory to IMF. Other than as described in the preceding sentence, each party hereto will pay, or cause to be paid, its own fees, costs and expenses incident to this Agreement, the transactions contemplated herein and the Proxy Solicitations.

Section 9. Representations and Warranties.

9.1 KIM represents and warrants as follows:

(a) Authority. KIM has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by KIM have been duly and validly authorized by all necessary corporate action on the part of KIM.

(b) Binding Agreement. This Agreement has been duly executed and delivered by KIM, and, assuming the valid authorization, execution and delivery hereof by IMF, is a valid and binding obligation of KIM, enforceable against KIM in accordance with its terms, except as such enforcement may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(c) Execution; No Violations. The execution and delivery of this Agreement by KIM does not, and the consummation by KIM of the transactions contemplated hereby will not, breach or result in a default under any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which KIM is a party or by which KIM is bound, nor will such action violate the organizational documents of KIM or any federal or New York statute, or any rule or regulation that has been issued pursuant to any federal or New York statute, or any order issued pursuant to any federal or New York statute by any Governmental Entity having jurisdiction over KIM.

(d) Governmental and Other Consents. No consent, approval, authorization, order or qualification of, or designation, registration, declaration or filing with, any Governmental Entity is required on the part of KIM in connection with the execution or delivery of this Agreement or the consummation by KIM of the transactions contemplated hereby, except to the extent that any filings with the SEC under Sections 13(d) and 14(a) of the 1934 Act may be required.

(e) Share Ownership. KIM is the Beneficial Owner of 403,432 shares of common stock of IMF. KIM does not directly or indirectly Beneficially Own any Shares of IMF, or any securities convertible into or exchangeable or exercisable for any Shares of IMF, or which, upon redemption thereof could result in KIM receiving any Shares of IMF, or options, warrants, contractual rights or other rights of any kind to acquire or vote any Shares of IMF, except as set forth in the immediately preceding sentence.

9.2 IMF represents and warrants as follows:

(a) Authority. IMF has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by IMF have been duly and validly authorized by all necessary corporate action on the part of IMF.

(b) Binding Agreement. This Agreement has been duly executed and delivered by IMF, and, assuming the valid authorization, execution and delivery hereof by KIM, is a valid and binding obligation of IMF, enforceable against IMF in accordance with its terms, except as such enforcement may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(c) Execution; No Violations. The execution and delivery of this Agreement by IMF does not, and the consummation by IMF of the transactions contemplated hereby will not breach or result in a default under any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which IMF is a party or by which IMF is bound, nor will such action violate the organizational documents of IMF or any federal or New York statute or the Maryland General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Maryland General Corporation Law or any order issued pursuant to any federal or New York statute or the Maryland General Corporation Law by any Governmental Entity having jurisdiction over IMF.

(d) Governmental and Other Consents. No consent, approval, authorization, order or qualification of, or designation, registration, declaration or filing with, any Governmental Entity is required on the part of IMF in connection with the execution or delivery of this Agreement or the consummation by IMF of the transactions contemplated hereby, except for filings with the SEC under the 1933 Act, 1940 Act and 1934 Act and certain notifications to the New York Stock Exchange.

Section 10. Miscellaneous

10.1 Remedies. Each party hereto hereby acknowledges and agrees that irreparable harm will occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to specific performance hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provision hereof in any state or federal court in the State and County of New York, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived. All rights and remedies under this Agreement are cumulative, not exclusive, and will be in addition to all rights and remedies available to either party at law or in equity.

10.2 Jurisdiction; Venue; Waiver of Jury Trial. The parties hereto hereby irrevocably and unconditionally consent to and submit to the jurisdiction of the state or federal courts in the State and County of New York for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and further agree that service of any process, summons, notice or document by U.S. certified mail to the respective addresses set forth in Section 10.6 hereof will be effective service of process for any such action, suit or proceeding brought against any party in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, or the transactions contemplated hereby, in the state or federal courts in the State and County of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of KIM and IMF (on its behalf and, to the extent permitted by applicable law, on behalf of its Affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

10.3 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto. This Agreement supersedes all previous negotiations, representations and discussions by the parties hereto concerning the subject matter hereof, and integrates the whole of all of their agreements and understanding concerning same. No prior oral representations or undertakings concerning the subject matter hereof will operate to amend, supersede, or replace any of the terms or conditions set forth in this Agreement, nor will they be relied upon.

10.4 Section Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

10.5 Number; Gender. Whenever the singular number is used herein, the same will include the plural where appropriate, and words or any gender will include each other gender where appropriate.

10.6 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto will be validly given, made or served, if in writing and sent by U.S. certified mail, return receipt requested, or by overnight courier service:

If to IMF, to:

Salomon Brothers Inflation Management Fund Inc.

125 Broad Street, 10th Floor

New York, NY 10004

Attention: R. Jay Gerken

Fax: (212) 793-2828

with copies to (which copies shall not constitute notice):

Robert I. Frenkel, Esq.

Secretary

c/o Legg Mason & Co., LLC

300 First Stamford Place, 4th Floor

Stamford, CT 06902

Fax: (203) 961-4648

and

Sarah E. Cogan, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Fax: (212) 455-2502

If to Karpus Management, Inc., to:

Karpus Management, Inc.

183 Sully’s Trail

Pittsford, New York 14534

Attention: Sharon Thornton and Cody Bartlett, Jr.

Fax: (585) 586-4315

with copy to (which copy shall not constitute notice):

Richard W. Cohen, Esq.

Lowey Dannenberg Bemporad & Selinger P.C.

1 North Lexington Avenue

White Plains, NY 10601

Fax: (914) 997-0035

10.7 Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provisions of this Agreement in any other jurisdiction. In addition, the parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any such term, provision, covenant or restriction that is held invalid, void or unenforceable by a court of competent jurisdiction.

10.8 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York.

10.9 Binding Effect; No Assignment. This Agreement will be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. No party to this Agreement may, directly or indirectly, assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the other party. Any such attempted assignment will be null and void.

10.10 Amendments; Waivers. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

10.11 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

10.12 No Admission of Liability. This Agreement shall not be construed as an admission by any party of any liability or wrongdoing.

10.13 Use of this Agreement. No part of this Agreement, its existence, terms, negotiation, development, implementation or performance shall be admissible or used in any manner in any litigation or proceeding; provided, however, that such evidence may be offered in an action to enforce the terms of this Agreement.

[signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SALOMON BROTHERS INFLATION MANAGEMENT FUND INC.

By:	/s/ R. Jay Gerken
Name:	R. Jay Gerken
Title:	Chairman and President

KARPUS MANAGEMENT, INC.

By:	/s/ Sharon L. Thornton
Name:	Sharon L. Thornton
Title:	Director of Investment Personnel

Exhibit A

Salomon Brothers Inflation Management Fund Inc. Settles with Karpus Management

—Fund to Conduct Tender Offers—

NEW YORK—February 13, 2006

Salomon Brothers Inflation Management Fund Inc. (NYSE: IMF) (the “Fund”), a closed-end investment company, today announced that the Fund has entered into an agreement with Karpus Management, Inc. (d/b/a/ Karpus Investment Management).

Under the terms of the settlement, Karpus has agreed to: support the Board of Director’s recommendation that Fund shareholders vote to approve a new management agreement (the “Management Agreement”) between the Fund and Salomon Brothers Asset Management Inc at a special meeting of shareholders to be held on April 3, 2006;cease its proxy contest seeking the election of two directors nominated by Karpus to serve as directors of the Fund; and support the Board of Director’s recommendation that shareholders vote to approve the election of the two directors nominated by the Board of Directors.

Further to the agreement and subject to the approval of shareholders of the Fund prior to April 29, 2006 of the Management Agreement and the satisfaction of certain other conditions set forth in the settlement agreement, the Fund has agreed to commence a tender offer prior to June 30, 2006 for up to 10% of the then outstanding common shares of the Fund at a price equal to at least 98% of the Fund’s net asset value per share on the date the tender offer expires. In addition, if the Fund’s common shares have traded on the New York Stock Exchange at an average discount from net asset value of 5% or more as of the last trading day in each week during the last 12-weeks of the previous calendar quarter, the Fund will commence a tender for up to 5% of the then outstanding common shares of the Fund by the end of the fourth calendar quarter of 2006 and in the second and fourth calendar quarters of 2007 and the second calendar quarter of 2008. Although the Board of Directors of the Fund has committed to commence these tenders under the circumstances described, the Fund will not make such tenders if certain market conditions exist that would make it detrimental to the Fund and its shareholders to commence the tenders.

The tender offers would provide the Fund’s shareholders with an alternative source of liquidity at a price close to net asset value. The Fund believes that conducting the tender offer at a price equal to at least 98% of net asset value would accommodate the interests of shareholders who seek an opportunity to dispose of their shares as well as shareholders who desire to remain shareholders of the Fund.

The summary of the settlement reached by Karpus and the Fund included in this press release is qualified in its entirety by reference to the full text of the settlement agreement reached between Karpus and the Fund, which will be filed by the Fund with the U.S. Securities and Exchange Commission (“SEC”) and will be available for free on the SEC’s website, http://www.sec.gov. Karpus and the Fund have agreed not to make any additional public statements relating to the settlements.

The tender offers will be made, and the shareholders of the Fund will be notified, in accordance with the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and other applicable rules and regulations. The tender offers described in this announcement have not yet commenced. This announcement is not an offer to purchase or a solicitation of an offer to sell shares of the Fund. The tender offers will be made only by an Offer to Purchase for Cash and the related Letters of Transmittal. As soon as each tender offer commences, the Fund will file a tender offer statement with the SEC. SHAREHOLDERS OF THE FUND SHOULD READ THESE DOCUMENTS, WHEN AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Documents filed with the SEC will be available to investors for free at the SEC’s website (www.sec.gov).

In connection with the proposal to approve a Management Agreement for the Fund, the Fund has filed a preliminary proxy statement and will file a definitive proxy statement with the SEC. INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of the preliminary and definitive proxy statements (when available) and other documents filed by the Fund at the SEC’s web site at http://www.sec.gov.

The Fund and its Directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with any proposal to approve the Management Agreement. Information concerning the interests of the Fund’s participants in the solicitation is set forth in the Fund’s shareholder reports on Form N-CSR previously filed with the SEC and in the proxy statement relating to a proposal to approve the Management Agreement when it becomes available.

Note: On December 1, 2005, Citigroup Inc. (“Citigroup”) sold substantially all of its worldwide asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As part of this transaction, the investment adviser for the fund(s) referenced herein became a wholly owned subsidiary of Legg Mason.

Under a licensing agreement between Citigroup and Legg Mason, the names of the funds, the names of any classes of shares of funds, and the names of investment advisers of the funds, as well as all logos, trademarks, and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Smith Barney,” “Salomon Brothers,” “Citi,” “Citigroup Asset Management,” and “Davis Skaggs Investment Management.” Legg Mason and its affiliates, as well as the Fund’s investment adviser, are not affiliated with Citigroup.

All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

Contact:	Brenda Grandell
Director, Closed-End Funds
Legg Mason & Co., LLC
212-291-3775

Media Relations:	Mary Athridge
Media Relations
Legg Mason & Co., LLC
212-559-0104

Exhibit B

KARPUS INVESTMENT MANAGEMENT

FOR IMMEDIATE RELEASE

Contact:	George W. Karpus, CEO
	Phone:	(585) 586-4680
	Fax:	(585) 586-4315
	Toll Free:	1-866-527-7871
	E-mail:	info@karpus.com

Karpus Investment Management Announces Settlement with Salomon Brothers Funds

Pittsford, New York, February 13, 2006 – Karpus Management, Inc. (“Karpus”), which is one of the largest shareholders of Salomon Brothers Inflation Management Fund Inc. (“IMF”), Salomon Brothers Municipal Partners Fund Inc. (“MNP”) and Salomon Brothers Municipal Partners Fund II Inc. (“MPT”), announces that it has reached settlement agreements with Salomon Brothers Asset Management (“SBAM”) pertaining to each of these Funds.

Material terms include: (1) an immediate 10% tender offer at 98% of net asset value for IMF and MNP; (2) 5% semi-annual tender offers at 98% of NAV in 2007 and 2008, contingent upon discounts to NAV exceeding 5% for defined periods; (3) the commitment of the Boards of Directors of MPT and MNP to propose to shareholders a merger of MNP and MPT by July 2007; and (4) Karpus agreeing to terminate its existing proxy contests with the Funds and all outstanding litigation related thereto. The settlement agreements are also conditioned on shareholder approvals of the new management agreement between IMF and SBAM and MNP and SBAM. Karpus believes that such a settlement could not have been achieved without the strong support it received from so many large and small shareholders of the Funds.

Karpus commends the Funds’ Boards with respect to these actions taken in response to the concerns of shareholders. The settlement agreements represent a strong, positive movement toward enhancing shareholder value for all holders of the Funds. As such, Karpus supports the proposed new management agreement as well as the director nominees indicated on IMF’s annual proxy statement, dated January 13, 2006.

THE SUMMARY OF THE SETTLEMENTS REACHED BY KARPUS AND THE FUNDS REFERRED TO IN THIS PRESS RELEASE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE SETTLEMENT AGREEMENTS REACHED, WHICH WILL BE FILED BY THE FUNDS WITH THE SEC (AVAILABLE FOR FREE AT HTTP://WWW.SEC.GOV). KARPUS, THE FUNDS AND SBAM HAVE AGREED NOT TO MAKE ANY ADDITIONAL PUBLIC STATEMENTS RELATING TO THE SETTLEMENTS.

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Karpus Investment Management is an independent, fee-based Registered Investment Advisory firm with offices at 183 Sully’s Trail, Pittsford, New York 14534.